UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 23, 2006

VENOCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-123711	77-0323555
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

370 17th Street, Suite 2950 Denver, Colorado		80202-1370
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (303) 626-8300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 23, 2006, Venoco, Inc. entered into a consulting agreement with Ed O’Donnell, a member of the company’s board of directors. Pursuant to the agreement, Mr. O’Donnell will provide up to 25 hours per month of consulting services to the company through December 31, 2006 and will receive a one-time consulting fee of $80,000. From 1997 to June 2002, Mr. O’Donnell served as the company’s Vice President and then as the President of its domestic division.

The foregoing description of the consulting agreement is qualified in its entirety by reference to the text of the agreement, a copy of which is attached to this report as Exhibit 10.1 and is incorporated herein by reference. The information included below under the heading “Item 5.02 — Appointment of Principal Officers” is incorporated herein by reference.

ITEM 5.02  APPOINTMENT OF PRINCIPAL OFFICERS

On January 23, 2006, Venoco announced that it has appointed Douglas Griggs, 46, as its Chief Accounting Officer. Mr. Griggs is a certified public accountant with twenty-five years of accounting and financial management experience. From January 2003 until joining Venoco, he was an independent consultant in the areas of finance, accounting, project management and Sarbanes-Oxley compliance. From 1997 to December 2002, he served as Chief Financial Officer for Engineered Data Products, Inc. Mr. Griggs has an accounting and economics degree from the University of N. Iowa. Mr. Griggs will receive an annual salary of $150,000; he has not entered into an employment agreement with the company.

Venoco also announced that it had promoted Mark DePuy, 50, to Senior Vice President and Chief Operating Officer. Mr. DePuy joined the company in August 2005 as Vice President, Northern Assets. Prior to joining Venoco, Mr. DePuy spent 27 years with Unocal in a variety of domestic and international operating and business planning roles, most recently Vice President—Planning at Unocal Thailand. With Unocal, Mr. DePuy spent 13 years working onshore and offshore coastal California. He has an M.B.A. from U.C.L.A. and a degree in petroleum engineering from the Colorado School of Mines.

In connection with his promotion, Mr. DePuy’s employment agreement will be amended to increase (i) his base pay to $225,000 per year, (ii) his mortgage assistance from $2,500 per month to $3,500 per month when he relocates to the Santa Barbara/Ventura area and (iii) his target bonus to 40% of base pay from the current target of $50,000. In addition, Mr. DePuy will be granted options to purchase 100,000 shares of Venoco’s common stock at $20.00 per share under Venoco’s 2005 Stock Incentive Plan.

ITEM 8.01  OTHER EVENTS

On January 23, 2006, Venoco issued a press release announcing that Douglas Griggs has been appointed as the company’s Chief Accounting Officer and Mark DePuy has been promoted to Senior Vice President and Chief Operating Officer. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.	Description

10.1	Consulting Agreement, dated January 23, 2006, by and between Venoco, Inc. and Edward O’Donnell

99.1	Venoco, Inc. Press Release, dated January 23, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2006

VENOCO, INC.

	By:	/s/ Timothy M. Marquez
Name: Timothy M. Marquez
Title: Chief Executive Officer